SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2025

Charter Communications, Inc.
CCO Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.	REGULATION FD DISCLOSURE.

On May 16, 2025, Charter Communications, Inc., a Delaware corporation (together with its subsidiaries, “Charter”), and Cox Enterprises, Inc., a Delaware corporation (“Cox Parent”), announced that they entered into a definitive agreement to combine Cox Parent’s Cox Communications business with Charter. Pursuant to the definitive agreement, Charter will acquire Cox Parent’s residential cable business, commercial fiber business and managed IT and cloud services business. A copy of the press release and investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, is being furnished and is not deemed to be “filed” with the Securities and Exchange Commission (the “SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Charter or CCO Holdings, LLC under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

99.1	Joint Press Release, dated May 16, 2025.
99.2	Joint Investor Presentation, dated May 16, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, regarding, among other things, the proposed transaction between Charter and Cox Parent. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Cox Parent to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ultimate outcome and results of integrating operations and application of Charter’s operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (vi) the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (vii) the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transaction; (viii) the increase in our indebtedness as a result of the proposed transaction, which will increase interest expenses and may decrease our operating flexibility; (ix) litigation relating to the proposed transaction; (x) other risks related to the completion of the proposed transaction and actions related thereto; and (xi) the factors described under “Risk Factors” from time to time in Charter’s filings with the SEC.  Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

Charter intends to file a proxy statement with the SEC in connection with the proposed transaction. Investors and security holders of Charter and Cox Parent are urged to read the proxy statement and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. The definitive proxy statement (if and when available) will be mailed to stockholders of Charter.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Charter at 400 Washington Blvd., Stamford, CT 06902, Attention: Investor Relations, (203) 905-7801.

Participants in Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Charter and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of such potential participants will be included in one or more proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.

Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter common stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the Charter Board, W. Lance Conn, Kim C. Goodman, John D. Markley, Jr., David C. Merritt, Steven A. Miron, Balan Nair, Michael A. Newhouse, Martin E. Patterson, Mauricio Ramos, Carolyn J. Slaski and J. David Wargo, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller.  Information about the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter’s transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Approve the Charter Communications, Inc. 2025 Employee Stock Purchase Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter’s definitive proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 13, 2025 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001091667/000114036125008627/ny20042259x1_def14a.htm) and other documents subsequently filed by Charter with the SEC. To the extent holdings of Charter stock by the directors and executive officers of Charter have changed from the amounts of Charter stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc. and CCO Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: May 16, 2025		Chief Financial Officer

CCO HOLDINGS, LLC
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: May 16, 2025		Chief Financial Officer

Exhibit 99.1

CHARTER COMMUNICATIONS AND COX COMMUNICATIONS ANNOUNCE DEFINITIVE AGREEMENT TO COMBINE COMPANIES

The Transaction Will Create an Industry Leader in Communications, Seamless Entertainment and High-Quality Customer Service that Will Benefit Employees, Customers,
 Local Communities and Shareholders

Stamford, CT and Atlanta, GA – May 16, 2025 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) and Cox Communications (“Cox”) today announced that they have entered into a definitive agreement to combine their businesses in a transformative transaction that will create an industry leader in mobile and broadband communications services, seamless video entertainment, and high-quality customer service delivering powerful benefits for American employees, customers, communities, and shareholders. The proposed transaction values Cox Communications at an enterprise value of approximately $34.5 billion1 based on, and at parity with, Charter’s recent enterprise value to 2025 estimated Adjusted EBITDA trading multiple.

“We’re honored that the Cox family has entrusted us with its impressive legacy and are excited by the opportunity to benefit from the terrific operating history and community leadership of Cox,” said Chris Winfrey, President and CEO of Charter. “Cox and Charter have been innovators in connectivity and entertainment services – with decades of work and hundreds of billions of dollars invested to build, upgrade, and expand our complementary regional networks to provide high-quality internet, video, voice and mobile services. This combination will augment our ability to innovate and provide high-quality, competitively priced products, delivered with outstanding customer service, to millions of homes and businesses. We will continue to deliver high-value products that save American families money, and we’ll onshore jobs from overseas to create new, good-paying careers for U.S. employees that come with great benefits, career training and advancement, and retirement and ownership opportunities.”

The Cox family is the longest continuous operator in the industry, having acquired its first cable television franchise in 1962. “Our family has always believed that investing for the long-term and staying committed to the best interests of our customers, employees and communities is the best recipe for success,” said Alex Taylor, Chairman and CEO of Cox Enterprises. “In Charter, we’ve found the right partner at the right time and in the right position to take this commitment to a higher level than ever before, delivering an incredible outcome for our customers, employees, suppliers and the local communities we serve.”

1. Comprised of $21.9 billion of equity and $12.6 billion of net debt and other obligations.

“Charter’s board and I are excited about this transaction and very supportive of Alex stepping into the board Chairman role,” said Eric Zinterhofer, Chairman of Charter’s Board of Directors. “The combination of Cox Communications with Charter is an excellent outcome for our collective shareholders, customers, employees and the industry.”

Structure and Timing

In the transaction, Charter will acquire Cox Communications’ commercial fiber and managed IT and cloud businesses, and Cox Enterprises will contribute Cox Communications’ residential cable business to Charter Holdings, an existing subsidiary partnership of Charter. Cox’s assets have been valued using Cox’s 2025 estimated Adjusted EBITDA, multiplied by Charter’s total enterprise value to 2025 estimated Adjusted EBITDA trading multiple of 6.44x, based on:

•	Wall Street consensus for Charter’s 2025 Adjusted EBITDA, and
•	Charter’s (NASDAQ: CHTR) 60-day Volume Weighted Average Price of $353.64, as of 4/25/25.

As consideration in the transaction, Cox Enterprises will receive:

•	$4 billion in cash,
•
$6 billion notional amount of convertible preferred units in Charter’s existing partnership, which pay a 6.875% coupon, and which are convertible into Charter partnership units, which are then exchangeable for Charter common shares, and

•	Approximately 33.6 million common units in Charter’s existing partnership, with an implied value of $11.9 billion[1], and which are exchangeable for Charter common shares.

Based on Charter’s share count as of March 31, 2025, at the closing, Cox Enterprises will own approximately 23% of the combined entity’s fully diluted shares outstanding, on an as-converted, as-exchanged basis, and pro forma for the closing of the Liberty Broadband merger. The transaction is subject to customary closing conditions, including the receipt of regulatory and Charter shareholder approvals. The combined entity will assume Cox’s approximately $12 billion in outstanding debt.

Within a year after the closing, the combined company will change its name to Cox Communications. Spectrum will become the consumer-facing brand within the communities Cox serves. The combined company will remain headquartered in Stamford, CT, and will maintain a significant presence on Cox’s Atlanta, GA campus following the closing.

1. Assumes 33.6 million common units are exchanged for 33.6 million Charter common shares, multiplied by Charter’s (NASDAQ: CHTR) 60-day Volume Weighted Average Price of $353.64, as of 4/25/25.

Governance

Following the closing, Mr. Winfrey will continue in his current role as President & CEO, and board member. Mr. Taylor will join the board as Chairman, and Mr. Zinterhofer will become the lead independent director on Charter’s board. Cox will have the right to nominate an additional two board members to Charter’s 13-member board. Advance/Newhouse, another storied cable innovator, which contributed its operations to Charter’s partnership in 2016, will retain its two board nominees.

It is expected that Charter’s combination with Cox will be completed contemporaneously with the previously announced Liberty Broadband merger. As a result, Liberty Broadband will cease to be a direct shareholder in Charter and will no longer designate directors for election to the Charter Board. Accordingly, the three current Liberty Broadband nominees on Charter’s board will resign at closing. Liberty Broadband shareholders will receive direct interests in Charter as a result of the Liberty Broadband merger.

Upon closing, Charter, Cox Enterprises and Advance/Newhouse will enter into an amended and restated stockholders agreement, which will provide for preemptive rights over certain issuances, voting caps and required participation in Charter common share repurchases at specified acquisition caps, and transfer restrictions among other shareholder governance matters.

Community Leadership

The Cox family of businesses was founded 127 years ago on the promise of “building a better future for the next generation.” Both Cox and Charter want to see that intent reinforced in this new partnership. The Cox family’s commitment to supporting its communities through the philanthropic work of the James M. Cox Foundation will be continued by Charter’s $50 million grant to establish a separate foundation that will encourage community leadership and support where the combined company does business. Additionally, Charter will make an initial $5 million investment to establish an employee relief fund that mirrors the Cox Employee Relief Fund, which Cox and the Cox family created in 2005 to help employees through times of hardships such as natural disasters or other unexpected life challenges.

Strategic and Customer Objectives

Following the closing, the combined company’s industry-leading products will launch across Cox’s approximately 12 million passings and 6 million existing customers, under the Spectrum brand – including Spectrum’s Advanced WiFi, Spectrum Mobile with Mobile Speed Boost, the Spectrum TV App, Seamless Entertainment and Xumo – and which, when coupled with Spectrum’s transparent and customer-focused pricing and packaging structure, will provide Cox customers with enhanced flexibility and convenience, as well as the choice to pay less for new Spectrum bundled services or to keep their current plans.

The new combination will create a best-in-class customer service model. That model will integrate Cox’s rich service history with Charter’s 100% U.S.-based, employee-focused service and sales model and industry-leading customer commitments. Charter customers will benefit from Cox Business’ well-known industry leadership in business telecommunications, including Segra and RapidScale.

Charter and Cox employees will benefit from investments in employee-focused technology and AI tools and an expansion of Charter’s self-progression career advancement model for promotions and standardized pay increases.

Specific benefits from the combination include:

•	The combined company will bring together the best products and practices of each company to benefit all of the combined company’s customers and employees.

•	The combined company will be better positioned to aggressively compete in an expanding and dynamic marketplace that includes:
-	Larger, national broadband companies with wireline and wireless capabilities,
-	Regional wireline and mobile competitors,
-	Global video distribution providers and platforms, and satellite broadband companies.

•	The combined company also will be better positioned for continued and expanded investment and innovation:
-	In mobile, given the increased footprint;
-	In video, where Big Tech currently leverages global scale in content and distribution;
-	In advertising, where the transaction will expand opportunities for advertisers large and small, national, regional, and local, bringing new competition in an area now dominated by Big Tech;
-	In the business sector, where the combined company will have additional coverage, yet still remain a regional player competing against larger, national competitors;
-
And through greater product innovation in areas including AI tools and small cell deployment of licensed, shared licensed and unlicensed spectrum, bringing new and advanced services and capabilities to consumers and businesses.

•
Cox customers will gain access to Charter’s simple and transparent pricing and packaging structure, includingno annual contracts for any residential services, which means customers are free to change service providers at any time, with no risk of early termination fees.

•	Cox customers also will benefit from Charter’s industry-first Customer Service Commitments, which include:
-	Charter’s 100% U.S.-based customer service team available 24/7.
-	Charter has committed to fixing service disruptions quickly, including same-day technician dispatch when requested before 5:00 pm; if not, the next day.
-	Charter provides customers credits for outages that last longer than two hours.

•	This proposed transaction puts America first by returning jobs from overseas and creating new, good-paying customer service and sales careers.
-	The combined company will adopt Charter’s sales and service workforce model, which will fully return Cox’s customer service function to the U.S.
-	All employees will earn a starting wage of at least $20 per hour and will gain access to Charter’s industry-leading benefits, which include:
◾	Comprehensive medical, dental, and vision coverage for all full-time and part-time employees; Charter has absorbed the full premium cost increase for the last 12 years.
◾	Market-leading retirement benefits, including a 401(k) plan with a company match up to 6% of their eligible pay, with an additional 3% contribution available for most employees.
◾	Free or discounted Spectrum Mobile, TV and Internet service.
◾
Multiple opportunities for upward advancement and to build careers, including through tuition-free undergraduate degree and certificate programs via flexible online learning; self-progression programs with standardized pay raises, and formal development programs, such as the Broadband Field Technician Apprenticeship program.

◾
Employee Stock Purchase Plan, which provides frontline employees the ability to purchase stock and receive a matching grant of Charter Restricted Stock Units (RSUs) up to 1 for 1 based on years of service, offering employees another meaningful incentive to grow their careers with Charter.

•
The combined company will expand Charter’s award-winning local Spectrum News stations in the Cox footprint, bringing hyper-local, unbiased news coverage to more communities. The combined company will not own any national programming.

•	The combined company will retain its industry leadership in protecting the security of U.S. communications networks from foreign threats.

Financial Outlook

By deploying Charter’s operating strategy across Cox’s footprint, the combined company will:

•	Offer Cox customers the choice to pay less for new Spectrum bundled services or to keep their current plans,
•	Invest in more U.S.-based employees,
•	Continually improve service quality,
•	And support the development of third-party platforms for new consumer products through continuing network evolution.

Despite those investments, the combined business is expected to produce higher cash flow per passing and investment returns over time by creating and preserving more relationships on a fixed network, selling more products to each customer, and reducing operating and capital costs per passing by lowering service transactions, churn and fixed cost leverage.

Charter also currently expects approximately $500 million of annualized cost synergies achieved within three years of close – stemming from typical procurement and overhead savings.

As part of the transaction, Charter expects to assume approximately $12 billion of Cox Communications debt at closing and will have approximately 3.9x net leverage, including the impact of the Liberty Broadband and Cox transactions, based on the net debt of each company as of March 31, 2025. Charter expects to adjust at closing its long-term target leverage range to 3.50 – 4.00x to reflect the enhanced size of its balance sheet.

Citi and LionTree are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Charter. Allen & Company is serving as financial advisor to Cox Enterprises. BDT & MSD Partners, Evercore and Wells Fargo are serving as financial advisors to Cox Communications. Latham & Watkins LLP is serving as the legal advisor to Cox Enterprises.

Webcast
Charter will host a webcast on Friday, May 16, 2025 at 8:30 a.m. Eastern Time (ET) related to the contents of this release. The webcast can be accessed live via the Company’s investor relations website at ir.charter.com. Participants should go to the webcast link no later than 10 minutes prior to the start time to register. The webcast will be archived at ir.charter.com two hours after completion of the webcast.

Contacts:
Media:	Analysts:
Cameron Blanchard	Stefan Anninger
Charter Communications	Charter Communications
cameron.blanchard@charter.com	stefan.anninger@charter.com

Craig Hodges
Cox Enterprises
craig.hodges@coxinc.com

About Charter
Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband connectivity company and cable operator with services available to more than 57 million homes and businesses in 41 states through its Spectrum brand. Over an advanced communications network, supported by a 100% U.S.-based workforce, the Company offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice.

More information about Charter can be found at corporate.charter.com.

About Cox Communications
Cox Communications is committed to creating meaningful moments of human connection through technology. As the largest private broadband company in America, Cox Communications owns network infrastructure that reaches more than 30 states. Cox Communications’ fiber-powered wireline and wireless connections are available to more than 12 million homes and businesses and support advanced cloud and managed IT services nationwide. Through Cox Business, Hospitality Network, RapidScale and Segra, Cox Communications provides a broad commercial services portfolio including advanced cloud, managed IT and fiber-based network solutions that create connected environments, unique hospitality experiences and support operational applications for nearly 370,000 businesses. We’re the largest division of Cox Enterprises, a family-owned business founded in 1898 by Governor James M. Cox that is dedicated to empowering others to build a better future for the next generation.

Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the proposed transaction between Charter and Cox. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Cox to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ultimate outcome and results of integrating operations and application of Charter’s operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (vi) the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (vii) the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transaction; (viii) the increase in our indebtedness as a result of the proposed transaction, which will increase interest expenses and may decrease our operating flexibility; (ix) litigation relating to the proposed transaction; (x) other risks related to the completion of the proposed transaction and actions related thereto; and (xi) the factors described under “Risk Factors” from time to time in Charter’s filings with the SEC.  Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

Charter intends to file a proxy statement with the SEC in connection with the proposed transaction. Investors and security holders of Charter and Cox are urged to read the proxy statement and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. The definitive proxy statement (if and when available) will be mailed to stockholders of Charter.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Charter at 400 Washington Blvd., Stamford, CT 06902, Attention: Investor Relations, (203) 905-7801.

Participants in Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Charter and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of such potential participants will be included in one or more proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.

Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter common stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the Charter Board, W. Lance Conn, Kim C. Goodman, John D. Markley, Jr., David C. Merritt, Steven A. Miron, Balan Nair, Michael A. Newhouse, Martin E. Patterson, Mauricio Ramos, Carolyn J. Slaski and J. David Wargo, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller.  Information about the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter’s transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Approve the Charter Communications, Inc. 2025 Employee Stock Purchase Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter’s definitive proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 13, 2025 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001091667/000114036125008627/ny20042259x1_def14a.htm) and other documents subsequently filed by Charter with the SEC. To the extent holdings of Charter stock by the directors and executive officers of Charter have changed from the amounts of Charter stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

#  #  #

Exhibit 99.2

 Charter Communications and Cox Communications Agree to Transformative Combination  May 16, 2025

 Cautionary Statement Regarding Forward-Looking Statements  Charter and Cox Agree to Transformative Combination  1  This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the proposed transaction between Charter Communications, Inc. ("Charter") and Cox Communications ("Cox"). Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Cox to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ultimate outcome and results of integrating operations and application of Charter's operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (vi) the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (vii) the reduction in our current stockholders' percentage ownership and voting interest as a result of the proposed transaction; (viii) the increase in our indebtedness as a result of the proposed transaction, which will increase interest expenses and may decrease our operating flexibility; (ix) litigation relating to the proposed transaction; (x) other risks related to the completion of the proposed transaction and actions related thereto; and (xi) the factors described under “Risk Factors” from time to time in Charter's filings with the U.S. Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.  All forward-looking statements speak only as of the date they are made and are based on information available at that time. Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

 Important Information for Investors and Shareholders  Charter and Cox Agree to Transformative Combination  2  Charter intends to file a proxy statement with the SEC in connection with the proposed transaction. Investors and security holders of Charter and Cox are urged to read the proxy statement and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. The definitive proxy statement (if and when available) will be mailed to stockholders of Charter. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Charter at 400 Washington Blvd., Stamford, CT 06902, Attention: Investor Relations, (203) 905-7801.  Participants in Solicitation  This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Charter and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of such potential participants will be included in one or more proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC's website http://www.sec.gov.  Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter common stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the Charter Board, W. Lance Conn, Kim C. Goodman, John D. Markley, Jr., David C. Merritt, Steven A. Miron, Balan Nair, Michael A. Newhouse, Martin E. Patterson, Mauricio Ramos, Carolyn J. Slaski and J. David Wargo, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica  M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller. Information about the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter's transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Approve the Charter Communications, Inc. 2025 Employee Stock Purchase Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter's definitive proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 13, 2025 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001091667/000114036125008627/ny20042259x1_def14a.htm) and other documents subsequently filed by Charter with the SEC. To the extent holdings of Charter stock by the directors and executive officers of Charter have changed from the amounts of Charter stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.  No Offer or Solicitation  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

 Christopher L. Winfrey  President and CEO, Charter Communications

Value Creation for Customers and Shareholders

Accelerate Growth

- Spectrum pricing and packaging to deliver customer benefits, drive sales and reduce churn & service interactions
- Significant opportunity to deliver *Spectrum Mobile*™ benefits to customers in Cox footprint
- Spectrum video packages, Xumo and programmer app inclusion to improve trajectory of Cox video product
- Larger commercial footprint, together with Cox Business' industry reputation and assets, will position the company to more effectively compete for national business customers

Positioned to Compete

- Charter will launch the Spectrum brand and its industry-leading products across Cox's ~12M passings – enhances sales, marketing and branding capabilities vs. national competitors
- Scale enables and accelerates product development and innovation
- Enhances DMA efficiency in Los Angeles and San Diego, and adds key markets including Las Vegas and Phoenix
- Development of AI tools for sales, retention and service, deployed against a larger opportunity

Financial Efficiencies & Benefits

- Expect $500M of annualized transaction cost synergies achieved within 3 years of transaction close
- Unlock value through additional cost synergies inherent in Charter's operating model
- Expect higher pro forma growth rates and margin
- 3.5 - 4.0x target leverage within 2-3 years after close of transaction
- Drives share price and levered free cash flow accretion

Charter COX
Charter and Cox Agree to Transformative Combination
4

Transaction Summary

- Cox Enterprises will contribute Cox Communications to Charter's existing partnership structure
- Cox Communications valued at approx. $34.5 billion based on 6.44x 2025E Adj. EBITDA, including:
  - $21.9 billion of equity
  - $12.6 billion of net debt and other obligations[1)]
- <6.0x including run-rate synergies and estimated present value of tax benefits

- Cox Enterprises will receive $21.9 billion of consideration:
  - $11.9 billion Charter partnership common units, exchangeable into Charter common stock
  - $6.0 billion notional value Charter partnership convertible preferred units[2)]
  - $4.0 billion cash

- Cox Enterprises will own ~23% of the combined company's common shares, on an as-converted, as-exchanged basis[3)]
- Proposed Liberty Broadband transaction to close contemporaneously with Cox transaction
- Subject to standard signing conditions and regulatory approvals

1) Includes $11.9 billion of net debt and $0.7 billion of finance leases.
2) Convertible into common units of the partnership at a 35% conversion premium; 6.875% preferred cash dividend coupon of $413 million per year paid to Cox Enterprises, assuming no conversion.
3) Based on Charter's common share count as of March 31, 2025, and assumes the proposed Liberty Broadband transaction closes contemporaneously with the Cox Communications transaction.

Charter COX
Charter and Cox Agree to Transformative Combination
5

 Industry Leading Connectivity and Entertainment Company  Figures as of 1Q25.  See notes on slide 18.  Pro Forma Charter1)  Charter  +  Cox  =  Combined  Passings  57.2M  12.3M  69.5M  Customers2)  31.4M  6.3M  37.6M  Subsidized Rural Footprint  Note: minor differences may exist due to rounding.  Charter and Cox Agree to Transformative Combination  6

 Transaction Benefits All Stakeholders  Customers Employees & Vendors  Communities  Cox footprint will benefit from generally lower multi-product pricing, cutting- edge products and Customer Commitments  Charter and Cox Agree to Transformative Combination  7  • •  Continued network investments will drive faster broadband speeds, better video products and more competition  Combination will drive greater product innovation, bringing new and advanced services to consumers  Investments in insourcing will drive better customer service and higher customer satisfaction  Medium and large business customers will benefit from expansion of both Charter and Cox’s best products, services and enterprise solutions  Committed to onshoring customer service jobs from overseas back to the  U.S. and hiring American workers  100% U.S.-based frontline workforce with market-leading minimum wage, career progression and benefits  Charter’s commitment to superior products and customer service, and its strategy of investing in insourcing, drives opportunities for all employees  Market-leading education program and  employee stock purchase plan  Investment reputation and profile drives incentives for vendors to invest in, and develop new technologies for, business lines and platforms  Establish new foundation with $50 million contribution, supporting more communities in combined footprint  Establish an employee relief fund across combined footprint  Expansion of Spectrum News coverage, delivering unbiased and timely local reporting to markets currently served by Cox Communications  The combined company’s industry- leading products will be launched under the Spectrum brand across the Cox footprint  The combined company will change its name to Cox Communications within one year of close

 Alex Taylor  Chairman and CEO, Cox Enterprises

About Cox Communications

History of Innovation

- The Cox family is the longest continuous operator in the cable industry, having bought its first cable franchise in 1962
- First cable operator to launch B2B services in 1987
- Made the world's first PCS phone call in 1992
- First to offer cable voice service in 1997
- Early acquisitions of wireless spectrum in 2000s

Cox Highlights

- Highly clustered footprint complementary to Charter's existing network (e.g., Los Angeles, San Diego)
- Attractive sunbelt footprint
- Upgraded plant offering 2 Gbps service across 99% of footprint
- Deep focus on customers and community
- Cox Business: well-known industry leadership and reputation

Cox Communications Businesses

COX

- Provider of residential and business Internet, video, voice, and mobile connectivity services
- ~12M passings and ~6M customers

SEGRA

- Enterprise and carrier fiber provider operating in Mid-Atlantic and Southeastern United States
- 40K+ fiber route miles across 24 states

rapidscale A COX BUSINESS COMPANY

- End-to-end managed cloud services provider
- 2,000+ managed cloud customers

Charter COX
Charter and Cox Agree to Transformative Combination
9

 Jessica M. Fischer  Chief Financial Officer, Charter Communications

 New Company: At a Glance  Combined  1Q25 Customers1)  Passings  Customer Relationships  Internet Video Mobile Lines Voice  57.2M  31.4M  30.0M  12.7M  10.4M  6.6M  12.3M  6.3M  5.9M  1.7M  0.2M  1.0M  69.5M  37.6M  35.9M  14.4M  10.6M  7.6M  1Q25  Penetration2)  Customer Relationships Internet  Video Voice  55%  53%  22%  12%  51%  48%  14%  8%  54%  52%  21%  11%  FY24  Financials  Revenue  Adj. EBITDA3)  Capital Expenditures Adj. EBITDA - Capex  $55.1B  $22.6B  $11.3B  $11.3B  $13.1B  $5.4B  $2.5B  $2.9B  $68.2B  $28.0B  $13.8B  $14.2B  Note: minor differences may exist due to rounding.  Includes residential and commercial customers. See notes on slide 18.  Penetration based on total passings, which includes residential and commercial passings.  See notes on slide 18 and GAAP reconciliation for Cox Communications on slide 19.  Charter and Cox Agree to Transformative Combination  11

 Total Purchase Consideration of $21.9 Billion  Common Units - $11.9 Billion Preferred Units - $6.0 Billion  Cash - $4.0 Billion  $11.9 billion of Charter partnership common units  Charter and Cox Agree to Transformative Combination  12  • •  33.6 million Charter partnership •  common units exchangeable into Charter common stock  $6.0 billion notional value of Charter partnership convertible preferred units  12.6 million preferred units convertible into common units of the Charter partnership at a 35% conversion premium  6.875% preferred cash dividend coupon of $413 million per year paid to Cox Enterprises  $4.0 billion in cash

Transaction Structure and Pro Forma ("PF") Ownership

Structure



Advance/ Newhouse
Charter Shareholders ex-Cox Ent, ex-A/N
Cox Enterprises
2%
98%
Charter
Common partnership units are exchangeable into Charter common shares
Common and preferred partnership units are exchangeable and convertible/exchangeable, respectively, into Charter common shares
69%
Advance/ Newhouse
8%
Charter Partnership
23%
Cox Enterprises
Charter 31.4M Customers
Cox Communications 6.3M Customers

PF Charter Shares (as of 3/31/25)

in Millions

Charter Shareholders[1] (ex-Cox Ent, ex-A/N)	126.6
Cox Enterprises Common Units, as-exchanged	33.6
Cox Ent. Preferred Units, as-converted, as-exchanged	12.6
Advance/Newhouse Common Units, as-exchanged	16.5
Advance/Newhouse Common Shares	3.1
Shares Outstanding	192.4
Fully Diluted Shares Outstanding ("FDSO")	197.0

PF Charter Economic Ownership[2] (as of 3/31/25)

	% FDSO
Charter Shareholders[1] (ex-Cox Ent, ex-A/N)	67%
Cox Enterprises	23%
Advance/Newhouse	10%
Total	100%

1) Pro forma for Liberty Broadband transaction.
2) Ownership figures are shown on an as-converted, as-exchanged basis.

Charter and Cox Agree to Transformative Combination
13

Transaction Financing and Tax

Financing

- Assumption of $12.0 billion of Cox Communications IG debt and $0.7 billion of finance leases
- $4.0 billion in new debt to fund cash payment to Cox
- Given higher quantum, anticipate reducing target leverage to the middle of the 3.5x-4.0x range, over 2-3 years post-closing

Tax

- Charter will receive additional tax basis step-up upon any future Cox's conversion of partnership units into Charter common stock
- Charter retains 50% of the cash tax savings value associated with the tax basis step-up received, if and when Cox Enterprises exchanges partnership units for Charter common shares
- Cox Enterprises compensated on 50% of the net cash tax savings value associated with the tax basis step-up received by Charter, on a with and without FIFO basis, when the step-up benefits are used by Charter

Debt and Leverage[1)]

in Billions		1Q25 PF Net Debt	1Q25 PF Leverage
	Charter		
	Charter Investment Grade ("IG") Debt	$66.4	
+	Charter High Yield ("HY") Debt	27.3	
+	Liberty Broadband Debt	2.6	
=	Total Debt (PF for Liberty Broadband)	96.2	
-	Cash (PF for Liberty Broadband)	1.2	
=	**Net Debt (PF for Liberty Broadband)**	**$95.0**	**4.16x**
	Cox		
	Total Debt (IG)	$12.0	
-	Cash	0.1	
=	**Net Debt**	**$11.9**	**2.21x**
	PF Combined Company		
	Total IG Debt[2)]	$81.0	
+	Total HY Debt	27.3	
+	New IG Debt Raised at Close	4.0	
=	Total Debt	112.2	
-	Cash	1.3	
=	**Net Debt**	**$110.9**	**3.93x**

1) Leverage is total principal amount of debt less cash and cash equivalents for the period ending 3/31/25 divided by LTM Adjusted EBITDA (see notes on slide 18) of $22.8B and $5.4B for Charter Communications (for the period ending 3/31/25) and Cox Communications (for the period ending 12/31/24), respectively. The leverage calculations do not reflect the leverage calculations pursuant to Charter's indentures or credit agreements.

2) Includes $2.6B of pro forma Liberty Broadband debt.

Charter COX

Charter and Cox Agree to Transformative Combination

14

Governance  Board Representation  Voting & Ownership  Preemptive Rights  13 directors at closing (unchanged)  The 3 Liberty Broadband members will resign at closing1) and Cox designates 3 directors  1) It is expected that the transaction will be completed contemporaneously with the previously announced Liberty Broadband transaction.  Charter and Cox Agree to Transformative Combination  15  Advance/Newhouse will continue to designate two board directors  Chris Winfrey will remain CEO and a  board member  Alex Taylor, CEO of Cox Enterprises, will become Chairman of the Board  Eric Zinterhofer will become lead independent director of the Board of Directors  Cox ownership and voting capped at 30%  A/N ownership now capped at 19% and voting capped at 15%  Cox and A/N required to participate in any share repurchase so as not to exceed their respective ownership caps, and transfer rights are generally restricted  Upon closing, Charter, Cox Enterprises and Advance/Newhouse will enter into an amended and restated stockholders agreement  Cox Enterprises and A/N receive preemptive rights to maintain certain ownership thresholds

 Appendix

 415  2,604 2,350  -  1,800  1,100  2,250  4,000  2,407  1,000  2,000  2,400  2,000  2,300  1,500  3,440  2,500  2,800  2,050  1,500  750  3,250  3,000 5,800  4,100  4,100  1,750  2,000  227  227  227  227  1,000 2,500  1,139  750  800  800  750  650  155  421  341  302  750  700  850  2,178 1,000  3,155  4,555  6,531  7,279  3,405 9,657  12,559  5,100  4,550  5,150  2,650  191  1,500  2,455  1,921  1,200  2,750  3,781  500  3,500  2,802  2,450  1,250  3,550  2,750  2,400 2,350  750  500  3,250  1,400  1,000  Debt Maturity Profile: Pro Forma as of 1Q251)  PF Debt Metrics  Weighted Average Cost of Debt = 5.1% Weighted Average Life of Debt = 12.5 Years Fixed Rate Debt = 90%  95% of debt matures beyond 2026  Run rate interest = $5.4bn  -  2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2045 2047 2048 2049 2050 2051 2052 2053 2054 2055 2061 2062 2063  CCO Secured Notes CCOH Unsecured Notes Revolving Credit Facility + Term Loan A (CCO “Pro Rata”) Other CCO Terms Loans PF Cox Debt2)  Includes term loan amortization due in that year for Charter.  Cox total debt for the period ending 3/31/25; excludes finance leases, unamortized discounts, and debt issuance costs.  Charter and Cox Agree to Transformative Combination  17  in $ Millions

 Use of Non-GAAP Financial Metrics and Additional Information  Charter and Cox Agree to Transformative Combination  18  We use certain measures that are not defined by U.S. generally accepted accounting principles ("GAAP") to evaluate various aspects of our business. Adjusted EBITDA and free cash flow are non-GAAP financial measures and should be considered in addition to, not as a substitute for, net income attributable to Charter shareholders and net cash flows from operating activities reported in accordance with GAAP. These terms, as defined by us, may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and free cash flow are reconciled to net income attributable to Charter shareholders and net cash flows from operating activities, respectively, in the financial addendum of our April 25, 2025 Form 8-K (Quarterly Earnings Release).  Adjusted EBITDA is defined as net income attributable to Charter shareholders plus net income attributable to noncontrolling interest, net interest expense, income taxes, depreciation and amortization, stock compensation expense, other income (expenses), net and other operating (income) expenses, net, such as special charges and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of our businesses as well as other non-cash or special items, and is unaffected by our capital structure or investment activities. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and our cash cost of financing. These costs are evaluated through other financial measures.  Free cash flow is defined as net cash flows from operating activities, less capital expenditures and changes in accrued expenses related to capital expenditures.  Management and Charter's board of directors use Adjusted EBITDA and free cash flow to assess Charter's performance and its ability to service its debt, fund operations and make additional investments with internally generated funds. In addition, Adjusted EBITDA generally correlates to the leverage ratio calculation under our credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the Securities and Exchange Commission (the "SEC")). For the purpose of calculating compliance with leverage covenants, we use Adjusted EBITDA, as presented, excluding certain expenses paid by our operating subsidiaries to other Charter entities. Our debt covenants refer to these expenses as management fees, which were $366 million and $371 million for the three months ended March 31, 2025 and 2024, respectively.  For a reconciliation of Adjusted EBITDA and free cash flow to the most directly comparable GAAP financial measure, refer to the financial addendum of our April 25, 2025 Form 8-K (Quarterly Earnings Release).  Pro forma Adjusted EBITDA is Cox Communications adjusted EBITDA, as adjusted to reflect the elimination of expenses related to items not included in the transaction and certain  management adjustments, and is reconciled to Cox Communications net income on slide 19.  Customer relationships include the number of customers that receive one or more levels of service, encompassing Internet, video, mobile and voice services, without regard to which service(s) such customers receive. Customers who reside in residential multiple dwelling units ("MDUs") and that are billed under bulk contracts are counted based on the number of billed units within each bulk MDU. Total customer relationships exclude mid-market and large business relationships and mobile-only customer relationships. All company data based on respective company reporting methodologies, where there may be definitional differences.

 COX COMMUNICATIONS  UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES (DOLLARS IN MILLIONS)  Twelve Months Ended December 31,  2024  Net income per historical financials  $  1,505  Plus: Interest expense, net  373  Income tax expense  434  Depreciation and amortization  2,419  Other, net  208  Adjusted EBITDA per historical financials  $  4,939  Pro forma adjustments:  Plus: Expenses not included in transaction and management adjustments  452  Pro forma Adjusted EBITDA1)  $  5,391  GAAP Reconciliations  Charter and Cox Agree to Transformative Combination  19  1) See notes on slide 18.

 Investor Inquiries:  Stefan Anninger | 203.905.7955  stefan.anninger@charter.com